UNITIL REALTY CORP.

                                 BALANCE SHEETS



                                                           March 31,
ASSETS                                                       1997
                                                  -------------------------
Utility Plant                                                     9,521,257
Less: Accumulated Depreciation                                      190,839
                                                  -------------------------
    Net Utility Plant                                             9,330,418

Current Assets:
  Cash                                                                    0
  Prepayments                                                         5,760
                                                  -------------------------
    Total Current Assets                                              5,760

Deferred Debits:
  Misc Deferred Debits                                                3,111
  Accum. Deferred Income Taxes                                    (161,870)
  Other Deferred Debits                                               3,111
                                                  -------------------------
    Total Deferred Debits                                         (158,759)
                                                  -------------------------
    TOTAL                                                        $9,177,419
                                                  =========================



                               UNITIL REALTY CORP.

                                 BALANCE SHEETS

                                                               March 31,
LIABILITIES:                                                     1997
                                                      -----------------------
Capitalization:
  Common Equity                                                     1,212,942
  Long-term Debt, Less Current Portion                                      0
                                                      -----------------------
      Total Capitalization                                          1,212,942

Current Liabilities:
  Long-term Debt Due Within One Year
  Notes Payable                                                     8,036,674
  Accounts Payable                                                    138,830
  Interest Accrued                                                          0
  Taxes Accrued                                                      (211,027)
                                                      -----------------------
      Total Current Liabilities                                     7,964,477
                                                      -----------------------
      TOTAL                                                        $9,177,419
                                                      =======================




                               UNITIL REALTY CORP.

                             STATEMENTS OF EARNINGS

                                                             Quarter Ended
                                                            March 31, 1997
                                                    ---------------------------
Operating Revenues                                                      343,655
                                                    ---------------------------
Operating Expenses:
  Operating and Maintenance                                              52,499
  Depreciation                                                           63,365
  Provisions for Taxes:
    Federal and State Income                                             34,838
    Local Property and Other                                             23,745
                                                    ---------------------------
      Total Operating Expenses                                          174,447
                                                    ---------------------------
Operating Income                                                        169,208
                                                    ---------------------------
Non-operating Income (expense)
                                                    ---------------------------
Gross Income                                                            169,208
                                                    ---------------------------
Income Deductions:
  Interest Expense, Net                                                 113,839
                                                    ---------------------------
Net Income                                                              $55,369
                                                    ===========================